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                          INDEPENDENT AUDITORS' REPORT

The Board of Directors and Stockholder
American Country Holdings Inc.:

We have audited the accompanying consolidated balance sheets of American Country Holdings Inc. and subsidiaries as of December 31, 2001 and 2000, and the related consolidated statements of income, stockholders' equity and comprehensive income, and cash flows for each of the years in the two-year period ended December 31, 2001. We have also audited the consolidated statements of income, stockholders' equity and comprehensive income, and cash flows for the three months ended March 31, 2002. These consolidated financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these consolidated financial statements based on our audits.

We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of American Country Holdings Inc. and subsidiaries as of December 31, 2001 and 2000, and the results of their operations and their cash flows for the three-month period ended March 31, 2002 and each of the years in the two-year period ended December 31, 2001, in conformity with accounting principles generally accepted in the United States of America.

As discussed in note 3 to the consolidated financial statements, the Company's consolidated balance sheet as of December 31, 2001 and 2000, and the consolidated statements of income, stockholders' equity and comprehensive income, and cash flows for each of the years in the two-year period ended December 31, 2001 and for the three months ended March 31, 2002, have been restated.

KPMG LLP

Chicago, Illinois
August 8, 2003